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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

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GLOBAL GOLD CORPORATION
(Name of Registrant as Specified in its Charter)

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April 28, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Global Gold Corporation, which will be held on Friday, June 20, 2014 at 10:00 a.m. at Global Gold Corporation, located at 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the Internet or by completing, signing, dating and returning the proxy card available on the Company’s website at your earliest convenience.  If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Van Z. Krikorian
Chairman of the Board

Rye, New York

Global Gold Corporation     •     555 Theodore Fremd Avenue     •     Rye, NY 10580

Phone: 914.925.0020     •     Fax: 914.925.8860

www.globalgoldcorp.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 20, 2014

Notice is hereby given that the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Global Gold Corporation ("Global Gold," the "Company," "we," "us," or "our") will be held on Friday, June 20, 2014 at 10:00 a.m. at the Company's offices, located at 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580, for the following purposes:

1.	To elect six (6) directors to serve on our Board of Directors for the ensuing year and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of RBSM LLP as our independent auditors for the fiscal year ending December 31, 2014; and

3.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on April 28, 2014 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our Common Stock, $0.001 par value per share, at the close of business on April 28, 2014 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof proxy.

By Order of the Board of Directors

Drury Gallagher
Secretary

Rye, New York

April 28, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AS SOON AS POSSIBLE.  REGISTERED STOCKHOLDERS MAY VOTE THEIR PROXY BY DOWNLOADING THE PROXY CARD FROM THE COMPANY’S WEBSITE AT WWW.GLOBALGOLDCORP.COM/2014PROXYMATERIALS AND RETURNING IT IN THE POSTAGE PREPAID ENVELOPE PROVIDED OR BY REQUESTING AND RETURNING A PAPER PROXY BY CALLING 800-401-9141 OR BY E-MAILING PROXY2014@GLOBALGOLDCORP.COM.  STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH A BROKERAGE ACCOUNT MAY VOTE THEIR PROXY AT WWW.PROXYVOTE.COM OR BY REQUESTING AND RETURNING A PAPER COPY BY CALLING 800-579-1639 OR BY EMAILING SENDMATERIAL@PROXYVOTE.COM.

Table of Contents

Page

PROXY SOLICITATION AND VOTING INFORMATION	1
PROPOSAL 1: ELECTION OF DIRECTORS	2
INFORMATION REGARDING NOMINEES FOR DIRECTOR	2
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	5
COMMITTEES OF THE BOARD	5
The Audit Committee	5
Report of the Audit Committee	6
The Nominating Committee	6
The Compensation Committee	7
Attendance at Board, Audit Committee, Compensation Committee and Annual Stockholders’ Meetings.	7
Membership and Meetings of the Board and its Committees Table For Year 2013	7
COMPENSATION OF DIRECTORS	7
Directors' Compensation Table For Year 2013	8
EXECUTIVE OFFICERS	9
EXECUTIVE COMPENSATION	10
Summary Compensation Table	10
Narrative Disclosure to the Summary Compensation Table	11
Description of Employment Arrangements with the Company’s Named Executive Officers	11
Outstanding Equity Awards at Fiscal Year End 2013 Table	14
OWNERSHIP OF SECURITIES	15
Beneficial Ownership Table	15
Section 16(a) Beneficial Ownership Reporting Compliance	17
Certain Relationships and Related Transactions	17
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	18
CODE OF BUSINESS CONDUCT AND ETHICS	19
ADVISORY VOTE CONCERNING EXECUTIVE COMPENSATION	19
QUORUM AND VOTE REQUIRED	19
VOTING BY PROXY	20
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2014	20
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	20
OTHER MATTERS	21

i

GLOBAL GOLD CORPORATION

555 Theodore Fremd Avenue, Suite C-208

Rye, New York 10580

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 20, 2014

PROXY SOLICITATION AND VOTING INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Global Gold Corporation ("Global Gold," the "Company",  "we," "us," or "our") for use at the 2014 Annual Meeting of Stockholders of Global Gold Corporation to be held on June 20, 2014, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of six (6) directors to our Board of Directors, (2) to ratify and approve the appointment of RBSM LLP as our independent auditors for the fiscal year ending December 31, 2014, and (3) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.  The Annual Meeting will be held on June 20, 2014.  The Board of Directors has set the close of business on April 28, 2014 as the record date for the determination of stockholders of the Company’s common stock, who are entitled to notice of and to vote at the Annual Meeting.  As of April 28, 2014, there were 87,272,975 shares of common stock outstanding and entitled to vote on all matters at the Annual Meeting.  Holders of common stock on the record date will be entitled to one vote per share held by them on the record date.

The mailing address of the principal executive office of the Company is 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being made available to stockholders by mail on or about May 7, 2014.

Whether or not you plan to attend the annual meeting in person, we urge you to vote your shares as soon as possible.  Registered stockholders may vote their proxy by downloading the proxy card from the Company’s website at www.globalgoldcorp.com/2014proxymaterials and returning it in the postage prepaid envelope provided or by requesting and returning a paper proxy by calling 800-401-9141 or by e-mailing proxy2014@globalgoldcorp.com .  Stockholders who hold their shares through a brokerage account may vote their proxy at www.proxyvote.com or by requesting and returning a paper copy by calling 800-579-1639 or by emailing sendmaterial@proxyvote.com

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of Global Gold at our address set forth above, by (i) giving written notice to the Company’s Secretary at the Company’s address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company’s Secretary at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will, not in and of itself, constitute revocation of a proxy). Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

Global Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including financial statements for the fiscal years ended December 31, 2013 and 2012, accompany these proxy solicitation materials and both have been posted and are available on the Securities and Exchange Commission (“SEC”) website and the Company’s website at www.globalgoldcorp.com/2014proxymaterials .  Copies of the exhibits to such report may be obtained by contacting the Company’s Secretary at: Global Gold Corporation , 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580 , Attn.: Drury Gallagher, Secretary, telephone number: (914) 925-0020  or by logging on to  www.globalgoldcorp.com .

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of six (6) members, with each of the directors serving until the next annual meeting of shareholders and until their successors are duly elected and qualified.  Six (6) current directors were elected to the Board of Directors at the 2014 Annual Meeting.

The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Nicholas J. Aynilian, Drury J. Gallagher, Harry J. Gilmore, Ian C. Hague, Lester Caesar and Van Z. Krikorian to serve, each of which is currently serving as a director of Global Gold and was elected at last year's Annual Meeting to serve until his successor is duly elected and qualified.

The Board of Directors anticipates that each of the nominees will serve, if elected, as a director.  However, if any person nominated by the Board of Directors is unable to accept election (a condition which is not now anticipated), proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.  Biographical information regarding the nominees is listed below.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

The following biographical descriptions set forth certain information concerning each of the nominee’s age, business experience, other directorships and committee memberships in publicly held corporations and current board and committee assignments:

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships and Current Committee Memberships
Nicholas Aynilian Age 50 Director since 2004

Mr. Aynilian currently serves on the Audit, Nominating and Compensation Committees of the Company.  He is the Chairman of the Audit Committee.

Mr. Aynilian founded Vanick Properties Incorporated in 1987 and has served as its President, Secretary and Treasurer since then.  Vanick Properties Incorporated both directly and through its NAVA Realty, LLC subsidiary and its various affiliates engages in real estate management, development, brokerage, insurance and consulting services. In addition, Mr. Aynilian is the founder and sole proprietor of N.J.A. Investments since 1986.  He is also founder of numerous partnerships, limited liability companies and corporations organized to own real estate and real estate related debt for himself and clients of his firm. Mr. Aynilian received his BS in Accounting in 1983 and his MBA in Finance in 1985, both from Fairleigh-Dickinson University. His professional licensure includes Real Estate Brokerage and Property and Casualty Insurance licenses in the State of New Jersey.

Mr. Aynilian’s education and financial services experience, together with his substantial international business experience, led to his nomination for election as a Director to the Company.

Drury Gallagher Age 75 Director since 1981

Mr. Gallagher currently serves as Chairman Emeritus, Treasurer, and Secretary of the Company.

Mr. Gallagher has served as Chairman of the Company from 1982 until January 10, 2007.  Mr. Gallagher served as President of the Company from 1982 until February 1, 1997 and as Chief Executive Officer of the Company from February 1, 1997 to January 10, 2007.  Mr. Gallagher has served as Treasurer of the Company since 1982.

Mr. Gallagher has served as a Company Director for almost 30 years and has an intimate knowledge of the Company’s history and development which constituted the primary reason for his nomination for election as a Director of the Company.

See the Certain Relationships and Related Transactions section of this proxy statement for a discussion of Mr. Gallagher’s loans to the Company.

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships and Current Committee Memberships
Harry Gilmore Age 76 Director since 2007

Mr. Gilmore currently serves on the Audit, Nominating, and Compensation Committees of the Company.

Mr. Gilmore is a retired Foreign Service Officer.  In his thirty-five year career in the United States Foreign Service, Ambassador Gilmore held a number of senior positions. He served as the first U.S. Ambassador to the Republic of Armenia from May 1993 to July 1995.  His other senior positions included Deputy Commandant for International Affairs, U.S. Army War College (1991-1992) and U.S. Minister and Deputy Commandant of the American Sector, Berlin (1987-1990). Following the reunification of Germany, he served as Principal Officer of the U.S. Embassy Office, Berlin (1990-1991).  Earlier in his Foreign Service career, Mr. Gilmore served as Deputy Chief of Mission, U.S. Embassy, Belgrade (1981-1985) and Director, Office of Central European Affairs, U.S. Department of State.  His other overseas postings included Munich, Moscow, Budapest and Ankara. Mr. Gilmore's final assignments as a Foreign Service Officer were devoted to the education and training of Foreign Service and other U.S. Government personnel assigned abroad.  He was Dean of the Senior Seminar at the Foreign Service Institute (1996-1997) and Dean of Area Studies (1995-1996).

Mr. Gilmore’s lifetime of service as a Foreign Service officer and his serving as Ambassador to the Republic of Armenia were significant elements of his nomination for election as a Director of the Company.

Ian Hague Age 52 Director since 2005

Mr. Hague currently serves on the Nominating and Compensation Committees of the Company.

Mr. Hague is a co-founder of Firebird Management, LLC, which commenced operations in 1994   and manages over $1 billion in eight funds.  He is a co-manager of Firebird Fund, Firebird New Russia Fund, Firebird Republics Fund, and Firebird Avrora Fund.  He graduated from Wesleyan University with a BS in Russian Language and Literature (1984), has a Masters in International Policy Studies from the Monterey Institute of International Studies (1989) and did graduate work at Columbia University's Harriman Institute (1990-1992). From 2004 until December 2013, Ian served on the board of the Bank of Georgia, a FTSE- listed company, where he served for some time as Chairman of the Compensation Committee. Mr. Hague currently serves on the boards of SDM Bank (Moscow) and NBD Bank (Niznyi Novgorod (Russia). Since 2002, he has served on the Board of Directors of Amber Trust, a private equity fund specializing in companies in the Baltic States.  Mr. Hague is a member of the International Advisory Board of the Harriman Institute at Columbia University and a board member of the Atlantic Council of the United States.

Mr. Hague has a significant history of investing in companies operating in former Soviet Union countries which was a key factor in his nomination for election as a Director of the Company.

Van Krikorian Age 54 Director since 2004

Mr. Krikorian is currently the Chairman, Chief Executive Officer and General Counsel of the Company.

Mr. Krikorian served as Vice President and General Counsel of the Company from June 1, 2003 until September 30, 2004, and as President and General Counsel from October 1, 2004 until January 11, 2007 when he assumed his current positions with the Company. Mr. Krikorian is an Adjunct Professor of Law at Pace University Law School, where he currently teaches “International Business Transactions,” and was appointed to the International Council of the George Washington University Elliott School in 2005.  Prior to joining the Company, Mr. Krikorian was a partner in the New York office of Vedder, Price,  Kaufman & Kammholz LLP from 1998 to 2003 and practiced law with Patterson Belknap Webb & Tyler LLP from 1993 to 1998. He represented the Company as outside counsel from 1995 until June 1, 2003.  In 1992, Mr. Krikorian was Armenia's Counselor and Deputy Representative to the United Nations.

Mr. Krikorian’s substantial experience in the industry in representing the Company and, prior to 2003, representing other mining companies, together with experience with the Company served as the basis for his nomination for election as a Director of the Company.

Lester Caesar Age 58 Director since 2012

Mr. Caesar served as the Controller of Global Gold Corporation from June 2007 through July 2010. Prior to that position, Mr. Caesar was the Chief Financial Officer since August 2005 and was the Chief Accounting Officer prior to that.

Mr. Caesar is an accounting professional with over 25 years experience in the public accounting sector. Currently, Mr. Caesar is a member of the American Institute of Certified Public Accountants and its Tax Division. He is also a member of the New York State Society of Certified Public Accountants and currently sits on the New York and Multi- State Tax Committee. He is a former committee member of the Relations with the Internal Revenue Service Committee.

Mr. Caesar is a graduate of CUNY- Brooklyn College where he was awarded his BS Degree in Accounting in 1978. He is licensed to practice in New York State as a Certified Public Accounting. Mr. Caesar has received advanced training in taxation from New York University by participating in their advanced taxation courses. He has previously published articles in the AICPA Tax Advisor and was an editor for the AICPA Tax Division marketing area. In 1996, Mr. Caesar received the distinguished professional service award from Citibank. This award was only given to six CPA’s by the bank.

Mr. Caesar’s previous positions with the Company as well as his substantial experience as an accounting professional served as the basis for his nomination for election as a Director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors currently consists of six (6) directors as described in "Proposal 1: Election of Directors."  Our Board of Directors believes that there should be a majority of independent directors on the Board of Directors.  We follow the rules under the NYSE MKT Company Code for determining an “independent director.”  Our Board of Directors also believes that it is useful and appropriate to have members of management as directors.  The current board members include four (4) independent directors and two (2) non-independent directors.

The Board of Directors has determined that each of Messrs. Aynilian, Caesar, Gilmore and Hague are "independent," based on the standards set forth by the SEC and NYSE MKT Company Code.  The Board has also determined that with respect to each independent director no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment by such director in carrying out the responsibilities of a director.

The Board of Directors has three standing committees: the Audit Committee, the Nominating Committee, and the Compensation Committee.

The positions of Chairman, Chief Executive Officer and General Counsel of the Company are held by Mr. Krikorian.  The combination of these offices is felt to be appropriate for the Company due to the Company’s size and Mr. Krikorian’s participation as an officer of, and counsel to, the Company in the operations and financing of the Company which are his primary responsibilities.  In addition, the Company’s independent Directors, including Mr. Aynilian, who is Chairman of the Audit Committee and is deemed to be the lead independent director, are involved in the review and analysis of both the Company’s financial statements and its prospective financing.  Mr. Krikorian reports to both Mr. Aynilian and Mr. Hague regarding the Company’s financial position and operations.  Additionally, Mr. Krikorian regularly communicates with each of the other members of the Board of Directors and keeps such individuals current with the Company’s financing, acquisitions, and sales activities on a regular basis.  The Board of Directors considers and approves all financing, acquisitions, and sales activities of the Company and accordingly is kept current with the operational and financial needs of the Company.

COMMITTEES OF THE BOARD

The Audit Committee

During 2013, the Audit Committee met two (2) times.  The Audit Committee assists the Board of Directors in its oversight of the Company's financial accounting and reporting processes.  A copy of the Charter of the Audit Committee which describes this and other responsibilities of the Committee is available on the Company’s website at www.globalgoldcorp.com .  On May 2, 2011, the Board of Directors amended its Charter for the Audit Committee.

In accordance with the Charter of the Audit Committee, the Audit Committee has the sole authority for the appointment, replacement, compensation, and oversight of the work of our independent auditors, reviews the scope and results of audits with our independent auditors, reviews with management and our auditors our annual and interim operating results, considers the adequacy of our internal controls over financial reporting, our disclosure controls and procedures. It also considers our auditors' independence, and reviews and approves in advance all engagements of any accountant (including the fees and terms thereof). The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding our accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee currently consists of Messrs. Aynilian and Gilmore. Mr. Caesar has been nominated to the Audit Committee to bring the membership to three in compliance with the NYSE MKT Company Code.  Each of the current members of the Audit Committee is "independent" under the standards established by the SEC for members of audit committees and each member is "independent" under the standards set forth by the NYSE MKT for its listed companies.   Pursuant to the NYSE MKT Company Code, our audit committee will consist of a minimum of three (3) independent members.  Mr. Aynilian has been determined by our Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee has, among other activities, (i) reviewed and discussed with management our audited annual financial statements for the fiscal year ended December 31, 2013; (ii) discussed with RBSM LLP, the Company’s independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board in Auditing Standards No. 61 "Communications with Audit Committees" and (iii) considered the independence of RBSM LLP, by having discussions with representatives of RBSM LLP, having received and reviewed a letter from them including disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, "Independence Discussions with Audit Committees." On the basis of the above, the Audit Committee has recommended to the Board of Directors that our audited financial statements for the fiscal years ended December 31, 2013 and 2012 be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

Submitted by the Audit Committee of the Board of Directors

Nicholas J. Aynilian, Chairman

Harry J. Gilmore

April 15, 2014

The Nominating Committee

On June 15, 2007, the Board of Directors adopted a Charter for the Nominating, a copy of which is available on the Company’s website at www.globalgoldcorp.com .   On May 2, 2011, the Board of Directors amended its Charter for the Nominating Committee.

During 2013, the Nominating Committee met one (1) time.  The Nominating Committee provides certain principles and guidelines by which the Board of Directors of the Company shall fulfill its responsibility to the stockholders, potential stockholders and the investment community.  The committee is responsible for the development of (i) corporate governance principles intended to promote the efficient, effective and transparent governance of the Company, and (ii) procedures for the identification and selection of individuals qualified to become directors.  Stockholders are encouraged to recommend individuals for consideration to become nominees to the Board of Directors as set forth in the "Stockholders Proposals and Director Nominations", section of this proxy statement below.  The Nominating Committee uses established criteria for the selection of nominees and reviews each candidate to determine if the candidate has the appropriate skills and characteristics required of board members.  Although the Company does not have a specific policy relating to diversity of its Directors, in evaluating candidates, the Nominating Committee considers issues of independence, diversity and expertise in numerous areas, including experience in the gold mining industry, finance, marketing, and international affairs.  The Nominating Committee selects individuals of the highest personal and professional integrity who have demonstrated exceptional ability and judgment in their field and who would work effectively with the other directors and nominees to the Board of Directors.

The Nominating Committee currently consists of Messrs. Aynilian, Hague and Gilmore.   Each of the current members of the Nominating Committee is "independent" under the standards set forth by the NYSE MKT for its listed companies.

The Compensation Committee

On May 2, 2011, the Board of Directors amended its Charter for the Compensation Committee, a copy of which is available on the Company’s website at www.globalgoldcorp.com .

During 2013, the Compensation Committee met one (1) time.  The Compensation Committee assists the Board of Directors in its oversight of the compensation of the directors and officers of the Company.  In accordance with the Compensation Committee Charter, the responsibilities of the Compensation Committee are to (i) review and recommend to the Board for approval compensation (including incentive compensation plans and equity based compensation plans) of the Company’s CEO, executive officers and other key officers; (ii) review and approve general benefits and compensation strategies; (iii) develop and approve all stock ownership, stock option and other equity based compensation plans of the Company; and (iv) grant any shares, stock options, or other equity based awards under all equity based compensation plans.

The Compensation Committee currently consists of Messrs. Aynilian, Hague and Gilmore.   Each of the current members of the Compensation Committee is "independent" under the standards established by the SEC for members of compensation committees and each member is "independent" under the standards set forth by the NYSE MKT for its listed companies .

Attendance at Board, Committee, and Annual Stockholders’ Meetings.

The Board of Directors met nine (9) times during 2013.  Each of the Company's directors is expected to attend each meeting of the Board of Directors and any committees on which he serves.  In 2013, each of our directors attended one hundred percent (100%) of the meetings of the Board of Directors and of the committees on which he served.  We do not currently have a policy requiring attendance of our directors at our annual meetings of stockholders.

  MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES TABLE FOR YEAR 2013

Name	Board of Directors	Audit Committee	Nominating Committee	Compensation Committee
Drury J Gallagher*	Chairman Emeritus
Van Z. Krikorian*	Chairman
Nicholas J. Aynilian	Member	Member	Member	Member
Ian C. Hague	Member		Member	Member
Harry J. Gilmore	Member	Member	Member	Member
Lester Caesar	Member
Number of Meetings Held in 2013	9	2	1	1

Notes to Membership and Meetings of the Board and its Committees Table

*Non-independent Board member.

COMPENSATION OF DIRECTORS

The Board of Directors believes that compensation for our directors should be equity-based compensation.  Our independent directors do not receive consulting, advisory or other compensatory fees from us in addition to their compensation as directors.

In July 2002, our Board of Directors had adopted a compensation policy for the directors that consists of annual awards of 50,000 shares of Common Stock to each director in recognition of his ongoing services as director.  No additional fees are paid for service on the Committees of the Board.

Beginning in 2007, the Company changed its policy to grant options as director compensation and not issue awards of Common Stock.  In 2011, rather than expand the option plan, the Company returned to a policy of issuing awards of Common Stock as compensation.

On April 18, 2013 the Company approved 50,000 restricted shares of the Company’s Common Stock as director compensation for the fiscal year 2013 to each Messrs. Aynilian, Gallagher, Gilmore, Caesar, Hague, and Krikorian at $0.11 per share for a total value of $33,000 based on that dates fair market value.

The Company maintains its practice of reimbursing reasonable expenses incurred for service on the Board or any of its Committees.

Directors' Compensation For Year 2013

The following table reflects the equity compensation received during the 2013 fiscal year by each non-management director who served on the Company's Board of Directors and the Committees of the Board of Directors.  No cash compensation was paid to the Company’s non-management Directors.  Please see the " Executive Compensation – Summary Compensation Table” section of this proxy statement, below, for disclosure of directors' fees paid to management directors in the 2013 fiscal year.

Name of Director	Stock Awards (1) (2)	Option Awards (3) (4)	Total
Nicholas J. Aynilian	$5,500	$-	$5,500
Ian C. Hague	$5,500	$-	$5,500
Harry J. Gilmore	$5,500	$-	$5,500
Lester Caesar	$5,500	$-	$5,500
Drury Gallagher	$5,500	$-	$5,500

Notes to Directors' Compensation Table

(1)

As of December 31, 2013, the number of shares held by directors acquired through director stock awards is as follows: 300,000 shares held by Mr. Aynilian, 300,000 held by Mr. Gallagher, 250,000 held by Mr. Hague, 200,000 held by Mr. Gilmore, and 100,000 held by Mr. Caesar.

(2)

This column represents the aggregate grant date fair value of restricted stock granted to the non-management Directors in 2013 in accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718").  See Note 2(i) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying valuation of equity awards.

(3)

As of December 31, 2013, the number of options held by directors acquired through option awards is as follows: 400,000 options held by Mr. Aynilian, 400,000 held by Mr. Hague, 400,000 held by Mr. Gilmore, and none held by Mr. Caesar.

(4)

This column represents the aggregate grant date fair value of stock options granted to the non-management Directors in 2013 in accordance with ASC 718.  See Note 2(i) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying valuation of equity awards.

EXECUTIVE OFFICERS

The following biographical descriptions set forth certain information concerning each of the Company’s executive officers, together with their positions with the Company, age and business experience.  For information on Mr. Krikorian, Chairman, Chief Executive Officer and General Counsel of the Company, see the " Proposal One: Election of Directors – Information Regarding Nominees for Director " section of this proxy statement,   above.

Name, Age, Position	Business Experience During the Past Five Years
Jan Dulman Age 40 Chief Financial Officer

Mr. Dulman currently serves as Chief Financial Officer.

Mr. Dulman has been the Company's Chief Financial Officer since June 14, 2007 and was the Company’s Controller from August 1, 2005 until June 14, 2007. Mr. Dulman is a certified public accountant licensed in the State of Connecticut.  Mr. Dulman was an accountant at a medium sized CPA firm, Radin, Glass & Co., from May 2001 to December 2002.  Mr. Dulman is currently a partner at an accounting firm KDMS LLC. Mr. Dulman had been a financial advisor with AXA Advisors, LLC from 2003 to June, 2007 and Madison Planning Group since June, 2007.

Dr. W.E.S. Urquhart Age 63 Vice President (South American Operations)

Dr. Urquhart currently serves as Vice President – South American Operations.

Dr. W.E.S. Urquhart is Vice President in charge of the Company's operations in South America and also works on the Company's Canadian, Armenian, and other operations. He has a Ph.D. in geology and over 35 years experience in geophysics. Dr. Urquhart was an owner and President of High Sense Geophysics, Ltd. until it was sold to Fugro N.V. in 2000. He was a director and past Vice President of the Prospectors and Developers Association of Canada.  Dr. Urquhart has been the owner and President of GeoExplo Ltda. since 2002.  Dr. Urquhart has also been the owner and President of New-Sense Geophysics Limited since 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid for the 2013 and 2012 fiscal years to the Company's Chief Executive Officer and the other two most highly compensated executive officers in 2013 and 2012.  The individuals included in the following table are collectively referred to as the "Named Executive Officers."  (For narrative disclosure of the structure of the Company's equity compensation earned by the Named Executive Officers, please refer to the "Narrative Disclosure to the Summary Compensation Table" below.)

Named Executive Officer and Principal Position	Year	Salary (1)	Stock Awards (2) (3)			All Other Compensation (4)	Total

Van Z. Krikorian	2013	$225,000		$5,500	(5)	$2,500	$233,000
Chairman of the Board of
Directors, Chief Executive	2012	$225,000		$304,500	(6)	$4,500	$534,000
Officer and General Counsel

Jan Dulman	2013	$165,000		$-		$1,875	$166,875
Chief Financial Officer
	2012	$156,250		$92,500	(7)	$3,750	$252,500

Dr. W.E.S. Urquhart	2013	$-		$12,000	(8)	$-	$12,000
Vice President (South
American Operations)	2012	$-	$			$-	$-	(9)

Notes to Summary Compensation Table

1)

As of December 31, 2013 and 2012, the Company owes unpaid wages of approximately $830,000 and $587,000, respectively, to management including approximately $372,000 and $233,000, respectively to Mr. Van Krikorian and $271,000 and $170,000, respectively, to Mr. Jan Dulman.  The Company is accruing interest at an annual rate of 9% on the net of taxes wages owed to management.  As of December 31, 2013 and 2012, the Company had accrued interest of approximately $172,000 and 129,000, respectively. The Company has also accrued the contingent bonus payable to the management for $135,000 as of December 31, 2013.

2)	For details of stock grants, including vesting schedules see "Narrative Disclosure to the Summary Compensation Table" below.
3)

This column represents the aggregate grant date fair value in the fiscal year indicated for restricted stock granted to the named executive officers in 2013 and 2012 in accordance with the provisions of ASC Topic 718, Compensation – Stock Compensation.  See Note 2(i) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and  Note 2(i) for the year ended December 31, 2012, regarding assumptions underlying valuation of equity awards.  Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules.

4)	This column consists of Company matching contributions under our 401(k) plan.
5)	On April 18, 2013 the Company granted 50,000 restricted shares of the Company’s Common Stock as director compensation for the fiscal year 2013 to Mr. Krikorian at $0.11 per share.
6)

On April 20, 2012 the Company granted 50,000 restricted shares of the Company’s Common Stock as director compensation for the fiscal year 2012 to Mr. Krikorian at $0.20 per share.  Mr. Krikorian was granted 1,050,000 shares of the Company’s Common Stock pursuant to his three year renewal of his contract on July 1, 2012 at a fair market value of $0.19 per share.  Mr. Krikorian was granted 500,000 shares of the Company’s Common Stock as a performance and retention bonus on July 1, 2012 at a fair market value of $0.19 per share.

7)

Mr. Dulman was granted 300,000 shares of the Company’s Common Stock pursuant to his three year renewal of his contract on August 1, 2012 at a fair market value of $0.15 per share.  Mr. Dulman was granted 250,000 shares of the Company’s Common Stock as a performance and retention bonus on July 1, 2012 at a fair market value of $0.19 per share.

8)	On June 21, 2013, the Company granted 100, 000 restricted shares of the Company’s Common Stock as compensation for the fiscal year 2013 to Dr. Urquhart at $0.12 per share.
9)	Dr. Urquhart did not receive any compensation in 2012.

NARRATIVE DISCLOSURE TO THE SUMMARY COMPENSATION TABLE

Description of Employment Arrangements with the Company’s Named Executive Officers

Van Krikorian

On June 1, 2003, the Company entered into an employment agreement with Mr. Krikorian.  The employment agreement provided for (i) annual base salary of $100,000 per year (subject to payment as cash flow permits) and (ii) a grant of 900,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, and which is to be earned, and vested ratably over the term of the agreement and (iii) any bonus determined in accordance with any bonus plan approved by the Board of Directors. The employment agreement had an initial term of three years terminating on June 30, 2006.

On January 1, 2005, Mr. Krikorian’s employment agreement was amended and extended for two years.  The amended employment agreement provided that Mr. Krikorian would receive an increase in his annual base salary to $180,000 per year, representing a 80% increase over his previous salary effective January 1, 2005 and an additional grant of 600,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, which vested in four equal installments of 150,000 shares each on July 1, 2006, January 1, 2007, July 1, 2007, and January 1, 2008. Prior to the amendment described below, the amended employment agreement was to terminate on June 30, 2008.

On June 15, 2006, Mr. Krikorian’s employment agreement was amended and extended for one year.  The amended employment provides that Mr. Krikorian will receive (i) an increase in his annual base salary to $225,000 per year, representing a 25% increase over his previous salary, effective July 1, 2006 and (ii) an additional 600,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, which vested in three equal installments of 200,000 shares each on June 30, 2007, June 30, 2008 and June 30, 2009.

Mr. Krikorian is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors.  In addition, the restricted stock previously awarded to Mr. Krikorian will continue to vest pursuant to his original employment agreement, as amended previously.  The amended employment agreement was to terminate on June 30, 2009.

On August 11, 2009, Mr. Krikorian’s employment agreement was amended and extended for three years.  The amended employment provides that Mr. Krikorian will receive (i) no increase in his annual base salary which will remain at $225,000 per year and (ii) an additional 1,050,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, which stock which will vest in equal semi-annual installments over the term of his employment agreement.

Mr. Krikorian is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors.  In addition, the restricted stock previously awarded to Mr. Krikorian will continue to vest pursuant to his original employment agreement, as amended previously.  The amended employment agreement terminates on June 30, 2012.

Effective July 1, 2012, Mr. Krikorian’s employment agreement was amended and extended for three years.  The amended employment provides that Mr. Krikorian will receive (i) no increase in his annual base salary which will remain at $225,000 per year and (ii) an additional 1,050,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, which stock which will vest in equal semi-annual installments over the term of his employment agreement.

Mr. Krikorian is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors.  In addition, the restricted stock previously awarded to Mr. Krikorian will continue to vest pursuant to his original employment agreement, as amended previously.  The amended employment agreement terminates on June 30, 2015.

On July 1, 2012 the Company granted performance and retention bonus awards of 500,000 restricted shares of the Company’s Common Stock to Van Krikorian as recommended by the Company’s Compensation Committee and approved by the Board of Directors on June 15, 2012. All shares issued under this bonus award will vest in equal semi-annual installments over the next two years through June 30, 2014. All shares were issued at fair market value and are amortized in accordance with the vesting period.

On June 21, 2013, the Company’s Compensation Committee granted a retention bonus to Mr. Krikorian of $55,000 to be payable upon the receipt of the balance of funding due from the Chile sale to Amarant.

Jan Dulman

On August 1, 2005, the Company entered into an employment agreement with Mr. Jan Dulman as the Controller of the Company.  The employment agreement provided for (i) annual base salary of $12,000 per year, (ii) a grant of 40,000 shares of Common Stock as a restricted stock award subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) during the term of the agreement, and which vested in four equal installments of 10,000 shares each on February 1, 2006, August 1, 2006, February 1, 2007 and August 1, 2007 and (iii) any bonus determined in accordance with any bonus plan approved by the Board of Directors.  The employment agreement had an initial term of two years terminating on July 31, 2007.

On February 6, 2006, Mr. Dulman’s employment agreement was amended, retroactively to January 1, 2006 increasing his annual base salary to $24,000 per year, representing a 100% increase from his previous salary.

On June 15, 2006, Mr. Dulman’s employment agreement was amended and extended.  The amended agreement provides that Mr. Dulman will receive (i) an increase in his annual base salary to $60,000 per year, representing a 150%   increase over his previous salary, effective May 1, 2006 and (ii) an a grant of options to purchase 62,500 shares of Common Stock at $1.70 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2006), that vested in three installments as follows: 20,833 shares on June 15th, 2006, 20,833 shares on November 30, 2006, and 20,834 shares on July 31, 2007.  The options were subject to a substantial risk of forfeiture upon termination of his employment (other than by death or disability) with the Company during the term of the employment agreement and the option grant was made pursuant to the Global Gold Corporation 2006 Stock Incentive Plan.

Mr. Dulman is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors.  In addition, the restricted stock previously awarded to Mr. Dulman will continue to vest pursuant to his original employment agreement, as amended previously.  The restricted stock previously awarded to Mr. Dulman will continue to vest pursuant to his original employment agreement. The amended agreement was to terminate on July 31, 2007.

On June 15, 2007, the Company approved a new employment agreement for Jan Dulman with respect to his employment as the Controller of the Company. The Board of Directors unanimously elected Mr. Dulman as the Chief Financial Officer. The revised new agreement provided that Mr. Dulman resign as Controller and assume the title of Chief Financial Officer effective June 1, 2007 and will receive an annual base salary of $125,000, representing a 108% increase over his previous salary and is entitled to receive any bonus as determined in accordance with any plan approved by the Board of Directors. The new agreement was for two years and two months terminating on July 31, 2009. Pursuant to the new agreement, Mr. Dulman was also granted (i) 150,000 shares of restricted stock to vesting in four equal installments of 37,500 shares each on January 31, 2008, July 31, 2008, January 31, 2009 and July 31, 2009 and (ii) 150,000 stock options to purchase Common Stock at $0.83 per share (the arithmetic mean of the high and low prices of the Company's stock on June 15, 2007), vesting in equal installments of 75,000 shares each on August 1, 2007, and August 1, 2008.

The restricted stock and options previously awarded to Mr. Dulman will continue to vest pursuant to his Employment Agreement. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Agreement and the option grant was made pursuant to the GGC 2006 Incentive Plan.

On August 11, 2009, Mr. Dulman’s employment agreement was extended for an additional 3 year term from August 1, 2009 through July 31, 2012 with an annual salary of $150,000 and Mr. Dulman was granted 225,000 shares of restricted common stock which will vest in equal semi-annual installments over the term of his employment agreement.  Mr. Dulman was also granted stock options to purchase 225,000 shares of common stock of the Company at $0.14 per share (based on the closing price at his renewal) vesting in equal quarterly installments over the term of his employment agreement.

The restricted stock and options previously awarded to Mr. Dulman will continue to vest pursuant to his Employment Agreement. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Agreement and the option grant was made pursuant to the GGC 2006 Incentive Plan.

On July 1, 2012 the Company granted performance and retention bonus awards of 250,000 restricted shares of the Company’s Common Stock to Jan Dulman as recommended by the Company’s Compensation Committee and approved by the Board of Directors on June 15, 2012. All shares issued under this bonus award will vest in equal semi-annual installments over the next two years through June 30, 2014. All shares were issued at fair market value and are amortized in accordance with the vesting period.

Effective August 1, 2012, Mr. Dulman’s employment agreement was extended for an additional 3 year term through July 31, 2012 with an annual salary of $165,000 and Mr. Dulman was granted 300,000 shares of restricted Common Stock which will vest in equal semi-annual installments over the term of his employment agreement.

The restricted stock and options previously awarded to Mr. Dulman will continue to vest pursuant to his Employment Agreement. The restricted stock and options are subject to a substantial risk of forfeiture upon termination of his employment with the Company during the term of the Agreement and the option grant was made pursuant to the GGC 2006 Incentive Plan.

On June 21, 2013, the Company’s Compensation Committee granted a retention bonus to Mr. Dulman of $45,000 to be payable upon the receipt of the balance of funding due from the Chile sale to Amarant.

Certain Material Terms of Employment Agreements with Named Executive Officers

Executive	Date of Original Agreement	Original Annual Base Salary	Date of Amended and Restated Agreement	Amended Annual Base Salary
Van Z. Krikorian	06/01/03	$100,000	07/01/12	$225,000
Jan Dulman	08/01/05	$12,000	08/01/12	$165,000

Outstanding Equity Awards at Fiscal Year End 2013 Table

	Option Awards				Stock Awards

Named Executive Officers	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Van Z. Krikorian	100,000(2)	—	$0.86	6/15/2016	—	—
	100,000(3)	—	$0.45	6/15/2016	—	—
	100,000(4)	—	$0.20	6/15/2016	—	—
	100,000(5)	—	$0.10	6/15/2016	—	—
					650,000(6)	$123,500
Jan Dulman	62,500(7)	—	$1.70	6/15/2016	—	—
	150,000(8)	—	$0.83	6/15/2016	—	—
	225,000(9)	—	$0.14	6/15/2016	—	—
					212,500(10)	$34,375
Dr. W.E.S. Urquhart	—	—	—	—	—	—

Notes to Outstanding Equity Awards at Fiscal Year End 2013 Table

1)	This column represents the exercise price of awards of options to purchase the Company's Common Stock which exercise price was not less than the closing price on the grant date.
2)

Mr. Krikorian was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on January 11, 2007 at an exercise price of $0.86 per share which vested on July 11, 2007.

3)

Mr. Krikorian was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on April 8, 2008 at an exercise price of $0.45 per share which vested on October 8, 2008.

4)

Mr. Krikorian was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on May 19, 2009 at an exercise price of $0.20 per share which vested on November 19, 2009.

5)

Mr. Krikorian was granted options to purchase 100,000 shares of Common Stock as compensation for serving as a director on June 19, 2010 at an exercise price of $0.10 per share which vested on November 19, 2010.

6)

Mr. Krikorian was granted 1,050,000 shares of restricted Common Stock pursuant to his employment agreement effective on July 1, 2012. This restricted stock vests in equal semi-annual installments of 175,000 over the term of the agreement.  Mr. Krikorian was also granted 500,000 shares of restricted Common Stock as a performance and retention bonus effective on July 1, 2012.  This restricted stock vests in equal semi-annual installments of 125,000 over two years through June 30, 2014.

7)

Mr. Dulman was granted options to purchase 62,500 share of Common Stock pursuant to his employment agreement on June 15, 2006. The options vested in three installments as follows: 20,833 shares on June 15, 2006, 20,833 shares on November 30, 2006 and 20,834 shares on July 31, 2007.

8)

Mr. Dulman was granted options to purchase 150,000 share of Common Stock pursuant to his employment agreement on June 15, 2007.  The options vested in two installments as follows: 75,000 shares on August 1, 2007, and 75,000 shares on August 1, 2008.

9)

Mr. Dulman was granted options to purchase 225,000 share of Common Stock pursuant to his employment agreement on August 11, 2009.  The options vested in equal installments of 37,500 over the term of the agreement.

10)

Mr. Dulman was granted 300,000 shares of restricted Common Stock pursuant to his employment agreement effective on August 1, 2012. This restricted stock vests in equal semi-annual installments of 50,000 over the term of the agreement.  Mr. Dulman was also granted 250,000 shares of restricted Common Stock as a performance and retention bonus effective on July 1, 2012.  This restricted stock vests in equal semi-annual installments of 62,500 over two years through June 30, 2014.

OWNERSHIP OF SECURITIES

BENEFICIAL OWNERSHIP TABLE

The following table shows, as of April 28, 2014, except as noted, information with respect to the beneficial ownership of shares of our Common Stock by each of our current directors or nominees, each of our named executive officers, each person known by us to beneficially own more than 5% of our Common Stock as of December 31, 2013 (derived exclusively from SEC filings of such beneficial owner), and all of our directors and executive officers as a group.   Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities.

Unless indicated otherwise below, the address for each listed director and officer is Global Gold Corporation, 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580.  Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by that person that are exercisable within 60 days following April 28, 2014, but excludes shares of Common Stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 87,272,975 shares of Common Stock outstanding as of April 28, 2014.

Title of Class	Name and Address of Beneficial Owner	Number of Shares		Percentage of Class

(i) More than 5% Beneficial Owners

Common	Firebird Avrora Fund, LTD	5,635,000	(1)	6.46%
	c/o Trident Trust Co. (Cayman) Ltd
	1 Capital Place, Box 847
	Grand Cayman, Cayman Islands

Common	Firebird Republics Fund, LTD	4,838,167	(1)	5.54%
	c/o Trident Trust Co. (Cayman) Ltd
	1 Capital Place, Box 847
	Grand Cayman, Cayman Islands

Common	Firebird Global Master Fund, LTD	2,277,241	(1)	2.61%
	c/o Trident Trust Co. (Cayman) Ltd
	1 Capital Place, Box 847
	Grand Cayman, Cayman Islands

Common	Firebird Fund, LP	165,000	(1)	*
	c/o Trident Trust Co. (Cayman) Ltd
	1 Capital Place, Box 847
	Grand Cayman, Cayman Islands

Title of Class	Name and Address of Beneficial Owner	Number of Shares		Percentage of Class

(ii) Directors and named executive officers

Common	Ian Hague	47,247,156	(2)(3)	54.14%
	152 West 57th Street
	New York, NY 10019

Common	Van Z. Krikorian	5,975,000	(4)	6.85%
	5 Frederick Court
	Harrison, NY 10528

Common	Nicholas J. Aynilian	4,803,873	(5)	5.50%
	P.O. Box 1963
	Canal Street Station
	New York, NY 10013

Common	Drury J. Gallagher	4,472,453	(6)	5.12%
	107 Eakins Road
	Manhasset, NY 11030

Common	Jan Dulman	1,702,500	(7)	1.95%
	13 Hickory Place
	Livingston, NJ 07039

Common	Harry Gilmore	550,000	(8)	*
	4848 N. 30th Street
	Arlington, VA 22207

Common	Lester Caesar	300,000		*
	8 Elizabeth Court
	Briarcliff Manor, NY 10510

(iii) Directors and executive officers as a group:		65,050,982	(2)(9)	74.54%

*	Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

1)	Firebird Global Master Fund, Ltd., and Firebird Avrora Fund, Ltd. are affiliated with Firebird Republics Fund, Ltd. and Firebird Fund, LP.
2)

This amount includes the 12,915,408 shares owned by Firebird Management, LLC (through its Firebird Global Master Fund, LTD, Firebird Republic Fund, LTD, Firebird Avrora Fund, LTD, and Firebird Fund, LP) of which Mr. Hague is a co-founder and as to which shares Mr. Hague disclaims beneficial interest. These shares are also reported in the 5% Beneficial Owner section.

3)	This amount includes 400,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Hague for services as a Director of the Company exercisable within 60 days of April 28, 2014.
4)	This amount includes 400,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 28, 2014.
5)

This amount includes 1,400,000 shares owned by N.J.A. Investments, and 3,276,871 shares owned by family members.  This amount also includes 400,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 28, 2014.

6)	This amount includes 916,667 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 28, 2014.

7)	This amount includes 437,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 28, 2014.
8)	This amount includes 400,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 28, 2014.
9)	Includes 2,954,167 shares of Common Stock issuable upon the exercise of warrants and options exercisable within 60 days of April 28, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities (collectively, "Section 16 reporting persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Global Gold.  Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, during the fiscal year ended December 31, 2013, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse or competitive with Global Gold, or that interferes with the proper performance of their duties, responsibilities or loyalty to Global Gold.

In addition to the Global Gold policy described above, the SEC has specific disclosure requirements covering certain types of transactions involving Global Gold and a director, executive officer or other specified party. Except as described below, with regard to SEC rules, we have not engaged in any transaction, or series of similar transactions, since the beginning of 2012, or any currently proposed transaction, or series of similar transactions, to which Global Gold or any of its subsidiaries was or is to be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for each of 2013 and 2012 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our Common Stock or members of their immediate families had, or will have, a direct or indirect material interest.

As of December 31, 2013, one of the Company's Directors, Drury Gallagher, was owed $643,000 from interest free loans made to the Company during 2012 and 2013 which remains unpaid as of the date of this filing.

As of December 31, 2013, the Company owed Drury Gallagher, the Company’s Director and Treasurer, approximately $4,127 for expense reimbursement which bears no interest and has not been repaid as of December 31, 2013.

As of December 31, 2013 and 2012, the Company owes unpaid wages of approximately $830,000 and $587,000, respectively, to management including approximately $372,000 and $233,000, respectively to Mr. Van Krikorian and $271,000 and $170,000, respectively, to Mr. Jan Dulman.  The Company is accruing interest at an annual rate of 9% on the net of taxes wages owed to management.  As of December 31, 2013 and 2012, the Company had accrued interest of approximately $172,000 and 129,000, respectively. The Company has also accrued the contingent bonus payable to the management for $135,000 as of December 31, 2013.

 None of the following persons has been indebted to Global Gold or its subsidiaries at any time since the beginning of 2012: any of our directors or executive officers; any nominee for election as a director; any member of the immediate family of any of our directors, executive officers or nominees for director; any corporation or organization of which any of our directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (except trade debt entered into in the ordinary course of business); and any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.

 We do not believe that in any material circumstance either Global Gold or another corporation or organization is a sole-source supplier to the other with regard to the any good or service. We also do not believe that in any case the director, executive officer, or nominee for director receives any compensation from another corporation or organization that is directly linked to the revenue or profits of the Global Gold-related business.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

In accordance with the Audit Committee Charter, the Audit Committee has selected appointed RBSM LLP as our independent auditors for the year ending December 31, 2014, the Board of Directors has concurred in an advisory capacity with the selection, and the selection is now being submitted to the stockholders at the Annual Meeting for their ratification or rejection.  If the stockholders do not ratify the selection of RBSM LLP as the independent auditors, the Audit Committee will reconsider whether to engage RBSM LLP, but may ultimately determine to engage that firm or another audit firm without re-submitting the matter to stockholders.  Even if the stockholders ratify the selection of RBSM LLP, the Audit Committee may in its sole discretion terminate the engagement of RBSM LLP and direct the appointment of another independent auditor at any time during the year, although it has no current intention to do so.

The following table sets forth the fees that we paid or accrued for the audit and other services provided by Sherb & Co., LLP and RBSM LLP.

	Sherb & Co., LLP/RBSM LLP (*)	RBSM LLP
	2012	2013
Audit Fees	$90,500	$90,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$90,500	$90,500

(*) On January 8, 2013, the Company was informed by its independent registered public accounting firm, Sherb & Co., LLP, (“Sherb”) that it has combined its practice with RBSM LLP effective January 1, 2013.  As a result, Sherb effectively resigned as the Company’s independent registered public accounting firm and RBSM LLP became the Company’s independent registered public accounting firm.  The engagement of RBSM LLP as the Company’s independent registered public accounting firm was approved by the Board of Directors of the Company on February 7, 2013.

Audit Fees .  This category includes the audit of our annual financial statements, reviews of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the listed fiscal years. This category also includes fees for advice on accounting matters that arose during, or as a result of, the annual audit or the reviews of interim financial statements.

Audit-Related Fees .  This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees."  The services for the fees disclosed under this category would include benefit plan audits, other accounting consulting, vendor compliance audits, royalty audits and due diligence services rendered in connection with acquisitions.

Tax Fees .  This category consists of professional services primarily in connection with strategic planning with respect to possible acquisitions.

All Other Fees .  This category consists of fees for subscriptions and other miscellaneous items .

 Pre-Approval Policies and Procedures . In accordance with the Audit Committee Charter, the Audit Committee reviews and approves in advance on a case-by-case basis each engagement (including the fees and terms thereof) by us of accountants who will perform permissible non-audit services or audit, review or attest services for the Company. The Audit Committee is authorized to establish detailed pre-approval policies and procedures for pre-approval of such engagements without a meeting of the Audit Committee, but the Audit Committee has not established any such pre-approval procedures at this time.

All audit fees, audit-related fees, tax fees and all other fees of our principal accountant for 2013 and 2012 were pre-approved by the Audit Committee in accordance with the Audit Committee Charter and its policy on permissible non-audit service or audit, review or attest services for the Company to be provided by its independent auditors, and no such approval was given through a waiver of such policy for the de minimus amounts or under any of the other circumstances as prescribed by the Exchange Act.

Representatives of RBSM LLP are expected to be present at the Annual Meeting.

The Board of Directors hereby requests that the stockholders ratify the appointment of RBSM LLP, as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF RBSM LLP AS INDEPENDENT AUDITORS

ADDITIONAL INFORMATION AND OTHER MATTERS

CODE OF BUSINESS CONDUCT AND ETHICS

On April 4, 2005, the Board of Directors adopted a Code of Ethics (the "Code of Ethics") as required by the SEC rules, which applies to all of our directors, executive officers and employees.  The Code of Ethics sets forth our commitment to conduct our business in accordance with the highest standards of business ethics and to promote the highest standards of honesty and ethical conduct by our directors, executive officers and employees.  A copy of the Code of Ethics is available on the Company’s website at www.globalgoldcorp.com.

ADVISORY VOTE CONCERNING EXECUTIVE COMPENSATION

In 2013, the Shareholders adopted the Directors’ proposal to conduct advisory votes concerning executive compensation or the so-called “say on pay” matter every two years, in odd numbered years. Therefore, the issue is not presented for vote this year.

QUORUM AND VOTE REQUIRED

As of the record date, there were 87,272,975 shares of Common Stock issued and outstanding.  The holders of a majority of the shares of Common Stock entitled to vote as of the record date present in person or by proxy will constitute a quorum at the meeting.  The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of the directors (Proposal No.1).  The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors (Proposal No. 2).  In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

 For the purposes of determining whether the stockholders have approved matters other than the election of directors under Delaware last, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.  If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on proposal 1, the broker may not exercise discretion to vote for or against this proposal.  This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal.  With respect to proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction.   Please instruct your bank or broker so your vote can be counted.

VOTING BY PROXY

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by proxy.  You can vote by proxy by using the proxy card.  The persons named as attorneys-in-face in the proxy, Jan Dulman and John E. Schmeltzer, were selected by the Board of Directors.  All properly executed proxies returned in time to be counted at the meeting will be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the proxy.  If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the directors named in this Proxy Statement and FOR the ratification for the appointment of our auditors.  It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting.  If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

The cost of solicitation of proxies in the form enclosed herewith will be paid by Global Gold.  We expect to pay fees and expenses in the amount of $5,000 to American Registrar & Transfer Company and Broadridge Financial Solutions for services in connection with the solicitation of proxies.  In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2015

For stockholder proposals to be included in the Company’s proxy materials relating to the Annual Meeting of Stockholders to be held in 2015, all applicable requirements of Rule 14a-8 promulgated under the Exchange Act must be satisfied.  Stockholder who wish to recommend individuals for consideration to become nominees for election to the Board of Directors must include sufficient biographical information concerning the recommended individual, including age; five-year employment history with job titles, responsibilities, employer names and a description of the employer's business; whether such individual can read and understand basic financial statements; and board memberships (if any).  Each submission must be accompanied by contact information for two business references and a signed, written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.  Submissions by stockholders must be received by the Secretary of the Company at: Global Gold Corporation, 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580, Attn: Drury Gallagher, Secretary no later than December 28, 2014.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors believes that it is important to offer stockholders the opportunity to communicate with our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors, Global Gold Corporation, 555 Theodore Fremd Avenue, Suite C-208, Rye, NY 10580. The name of any intended recipient should be noted in the communication. The Board of Directors has instructed the Secretary, or other employee designated by the Secretary, to forward correspondence to the intended recipients; however, the Board of Directors has also instructed the Secretary, or such employee designated by the Secretary, to review such correspondence and, in his discretion, not to forward items that are deemed commercial, frivolous or otherwise inappropriate for consideration by the Board of Directors. In such cases, correspondence may be forwarded elsewhere for review and possible response.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

Drury Gallagher
Secretary

Dated:  April 28, 2014

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Global Gold Corporation (the "Company") hereby appoints Jan E. Dulman, CPA and John E. Schmeltzer and each of them, with power of substitution to each, true and lawful proxies of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned as of the close of business on April 28, 2014 at the Annual Meeting of Stockholders of the Company to be held on June 20, 2014 at 10:00 a.m., local time, at Global Gold Corporation, located at 555 Theodore Fremd Avenue, Suite C-208, Rye, New York 10580 (the "Annual Meeting"), and any adjournments or postponements thereof.

The shares represented by this proxy will be voted in the manner directed.  If no direction is given, the shares will be voted FOR the election of the six nominees listed in Proposal 1, and FOR Proposal 2 in their discretion, the proxies are each authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

PROPOSAL 1 .  Election of Directors

☐ FOR all nominees listed below                  ☐ WITHHOLD authority to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Nicholas J. Aynilian, Drury J. Gallagher, Harry J. Gilmore, Ian C. Hague, Van Z. Krikorian, Lester Caesar

Our Board of Directors unanimously recommends a vote FOR each of the nominees named above.

PROPOSAL 2 .  To ratify the appointment of RBSM LLP as independent auditors of the Company for the fiscal year ending December 31, 2014.

☐ FOR PROPOSAL 2                           ☐ AGAINST PROPOSAL 2                       ☐ ABSTAIN ON PROPOSAL 2

Our Board of Directors unanimously recommends a vote FOR the approval of Proposal 2.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, dated April 28, 2014 and, the Company's Form 10-K for fiscal year ended December 31, 2013.

Signature: __________________________ Signature: __________________________ Print Name: _________________________ Date: ______________________________

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

RETURN COMPLETED, DATED AND SIGNED PROXY CARDS TO:

AMERICAN REGISTRAR AND TRANSFER COMPANY

PO BOX 1798

SALT LAKE CITY, UT  84110